As filed with the Securities and Exchange Commission on December 3, 2025

Registration No. 333-291443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REED’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	2086	35-2177773
(State or Other Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

501 Merritt 7 PH

Norwalk, Connecticut 06851

Tel: (800) 997-3337

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cyril A. Wallace, Jr.

Chief Executive Officer

501 Merritt 7 PH

Norwalk, Connecticut 06851

Tel: (800) 997-3337

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Yvan-Claude Pierre Courtney M.W. Tygesson Cooley LLP 55 Hudson Yards New York, NY 10001 Tel: (212) 479-6000	Faith L. Charles Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 Tel: (212) 908-3905

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-291443) (the “Registration Statement”) is to file Exhibit 4.6 and Exhibit 107 as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the cover page, this explanatory note, Item 16(a) of the Registration Statement, the exhibit index to the Registration Statement, the signature page to the Registration Statement, and the exhibits filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement.

Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement	S-1/A	333-291443	1.1	12/2/2025
3.1	Certificate of Incorporation of Reed’s, Inc., as amended through February 5, 2025	10-K	001-32501	3(i)	3/28/2025
3.2	Certificate of Amendment of the Certificate of Incorporation of Reed’s, Inc., effective October 31, 2025.	8-K	001-32501	3.1	10/31/2025
3.3	Amended and Restated Bylaws of Reed’s, Inc., as amended through February 1, 2025	10-K	001-32501	3(ii)	3/28/2025
3.4	Amendment to Amended and Restated Bylaws of Reed’s, Inc., dated as of September 25, 2025.	8-K	001-32501	3.1	9/25/2025
3.5	Form of Second Amended and Restated Bylaws of Reed’s Inc., to be effective upon the listing of our common stock on the NYSE American LLC.	S-1	333-291443	3.5	11/12/2025
4.1	Form of Warrant, to Raptor / Harbor Reed’s SPV LLC, issued on December 11, 2020	10-K	001-32501	4.1	3/30/2021
4.2	Form of Warrant to Union Square Park Partners, LP, issued on March 11, 2022	8-K	001-32501	4.1	3/21/2022
4.3	Form of Warrant 2022 PIPE, issued on March 11, 2022	8-K	001-32501	4.1	3/14/2022
4.4	Form of Secured Convertible Promissory Note, issued on May 9, 2022	8-K	001-32501	4.1	5/10/2022

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Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.5	Form of Warrant, issued on May 25, 2023	8-K	001-32501	4.1	5/31/2023
4.6	Form of Warrant Agency Agreement.					X
4.7	Form of Warrant	S-1/A	333-291443	4.7	12/2/2025
4.8	Form of Common Stock Certificate.	S-1	333-291443	4.6	11/12/2025
5.1	Opinion of Cooley LLP	S-1/A	333-291443	5.1	12/2/2025
10.1+	Form of Reed’s Inc. Indemnification Agreement	10-K	001-32501	10.1	4/1/2024
10.2+	Reed’s Inc. 2020 Equity Incentive Plan, as amended December 30, 2021	10-K	001-32501	10.2	4/1/2024
10.3+	Reed’s Inc. 2024 Inducement Plan	10-K	001-32501	10.3	4/1/2024
10.4+	Employment Agreement by and between Reed’s Inc. and Douglas W. McCurdy dated January 31, 2025	10-K	001-32501	10.4	3/28/2025
10.5+	Amended and Restated Employment Agreement by and between Reed’s Inc. and Norman E. Snyder, Jr. dated June 24, 2020	10-K	001-32501	10.22	4/15/2022
10.6	Lease by and between Merritt 7 Venture LLC and Reed’s Inc. dated May 10, 2024	10-Q	001-32501	10.2	8/13/2024
10.7	Form of Securities Purchase Agreement by and among Reed’s Inc, and certain investors dated March 10, 2022	8-K	001-32501	10.1	3/14/2022
10.8	Form of Registration Rights Agreement by and among Reed’s Inc, and certain investors dated March 10, 2022	8-K	001-32501	10.2	3/14/2022
10.9	Registration Rights Agreement by and between Reed’s Inc. and purchasers dated May 9, 2022	8-K	001-32501	10.2	5/10/2022

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Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.10	Securities Purchase Agreement by and between Reed’s Inc. and D&D Source of Life Holding Ltd. and certain other investors, dated May 25, 2023	8-K	001-32501	10.1	5/31/2023
10.11	Shareholders Agreement by and between Reed’s Inc. and D&D Source of Life Holding Ltd., dated May 25, 2023	8-K	001-32501	10.2	5/31/2023
10.12	Amendment to Shareholders Agreement by and between Reed’s Inc. and D&D Source of Life Holding Ltd., dated January 24, 2025	8-K	001-32501	10.1	1/28/2025
10.13	Board Observer Agreement by and between Reed’s Inc. and D&D Source of Life Holding Ltd., dated January 24, 2025	8-K	001-32501	10.2	1/28/2025
10.14	Registration Rights Agreement by and between Reed’s Inc., and D&D Source of Life Holdings Ltd. and certain other investors, dated May 25, 2023	8-K	001-32501	10.3	5/31/2023
10.15	Securities Purchase Agreement by and between Reed’s Inc. and certain investors, dated December 30, 2024	8-K	001-32501	10.1	1/6/2025
10.16	Registration Rights Agreement by and between Reed’s Inc. and certain investors, dated December 30, 2024	8-K	001-32501	10.2	1/6/2025
10.17	Senior Secured Loan and Security Agreement among Reed’s Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated November 14, 2024	8-K	001-32501	10.1	11/19/2024
10.18	Grant of Security Interest in Copyright Rights by Reed’s Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024	8-K	001-32501	10.3	11/19/2024

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Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.19	Grant of Security Interest in Patent Rights by Reed’s Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024	8-K	001-32501	10.4	11/19/2024
10.20	Grant of Security Interest in Trademark Rights by Reed’s Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024	8-K	001-32501	10.5	11/19/2024
10.21	Subordination Agreement by and among Reed’s Inc., Wilmington Savings Fund society, FSB, as holder representative and collateral agent, D&D Source of Life Holding Ltd. and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated November 14, 2024	8-K	001-32501	10.6	11/19/2024
10.22	Pledge Agreement by Reed’s Inc. in favor of Cantor Fitzgerald Securities, in its capacity as collateral agent, dated November 14, 2024	8-K	001-32501	10.7	11/19/2024
10.23	Exchange Agreement by and between Reed’s Inc. and D&D Source of Life Holding Ltd., dated November 18, 2024	8-K	001-32501	10.8	11/19/2024
10.24	Option Exercise and Sixth Amendment to the 10% Secured Convertible Notes by and between Reed’s Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent, dated August 1, 2024	10-Q	001-32501	10.1	8/13/2024
10.25	Securities Purchase Agreement by and between Reed’s Inc. and investors, dated September 9, 2024	8-K	001-32501	10.1	9/13/2024
10.26	Registration Rights Agreement by and between Reed’s Inc. and investors, dated September 9, 2024	8-K	001-32501	10.2	9/13/2024
10.27	Limited Waiver and Deferral Agreement by and between Reed’s Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent, dated May 17, 2024	10-Q	001-32501	10.3	5/20/2024

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Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.28	Amendment to Limited Waiver, Deferral, and Amendment and Restatement Agreement by and between Reed’s Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent, dated April 1, 2024	8-K/A	001-32501	10.1	4/3/2024
10.29	Limited Waiver, Deferral, and Amendment and Restatement Agreement by and between Reed’s Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent, dated February 12, 2024	8-K	001-32501	10.3	2/13/2024
10.30+	Retirement, Transition and Separation Agreement by and between Reed’s, Inc. and Norman E. Snyder, Jr. dated April 14, 2025	8-K	001-32501	10.1	4/17/2025
10.31+	Executive Employment Agreement by and between Reed’s, Inc. and Cyril Wallace dated April 16, 2025	8-K	001-32501	10.2	4/17/2025
10.32+	Form of Indemnification Agreement, which is incorporated by reference to Exhibit 10.1 to Form 10-K as filed with the SEC April 1, 2024.	8-K	001-32501	10.3	4/17/2025
10.33+	Form of Employee Confidentiality and Proprietary Rights Agreement	8-K	001-32501	10.4	4/17/2025
10.34	Form of Securities Purchase Agreement by and between Reed’s, Inc. and certain accredited investors dated May 28, 2025.	10-Q	001-32501	10.4	8/13/25
10.35	Form of Registration Rights Agreement by and between Reed’s, Inc. and certain accredited investors dated May 28, 2025.	10-Q	001-32501	10.4	8/13/25

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Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.36	Form of Securities Purchase Agreement, dated as of September 12, 2025, by and between Reed’s, Inc. and certain accredited investors.	8-K	001-32501	10.1	9/16/2025
10.37	Form of Registration Rights Agreement, dated as of September 12, 2025, by and between Reed’s, Inc. and certain accredited investors.	8-K	001-32501	10.1	9/16/2025
10.38	Amendment No. 1 to Senior Secured Loan and Security Agreement among Reed’s, Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated September 26, 2025	8-K	001-32501	10.1	9/26/2025
14	Code of Ethics	10-K	001-32501	14	4/1/2024
21.1	Subsidiaries of Reed’s Inc.	10-K	001-32501	21	3/28/2025
23.1	Consent of Weinberg & Co., PA., Independent Registered Public Accounting Firm	S-1/A	333-291443	23.1	12/2/2025
23.2	Consent of Cooley LLP (included in Exhibit 5.1)	S-1/A	333-291443	23.2	12/2/2025
23.3	Power of Attorney (included on the signature page)	S-1	333-291443	23.3	11/12/2025
107	Filing Fee Table					X

+	Indicates management contract or compensatory plan.

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 3rd day of December, 2025.

REED’S, INC.

By:	/s/ Cyril A. Wallace, Jr.
Name:	Cyril A. Wallace, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cyril A. Wallace, Jr.	Chief Executive Officer and Director	December 3, 2025
Cyril A. Wallace, Jr.	(Principal Executive Officer)

/s/ Douglas W. McCurdy	Chief Financial Officer	December 3, 2025
Douglas W. McCurdy	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Chairperson of the Board of Directors	December 3, 2025
Shufen Deng

/s/ *	Director	December 3, 2025
Sam Van

/s/ *	Director	December 3, 2025
Rudolf Bakker

/s/ *	Director	December 3, 2025
Michael C. Tu

*By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Attorney-in-Fact

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